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                                                                    Exhibit 99.1

                                         For:        J. Crew Group, Inc.

                                         Contact:    Scott M. Rosen
                                                     EVP/Chief Financial Officer
                                                     (212) 209-2545

For Immediate Release

              J. CREW GROUP REPORTS FIRST QUARTER FINANCIAL RESULTS

         NEW YORK (May 29, 2003) - J. Crew Group, Inc. today announced financial results for the thirteen weeks ended May 3, 2003. Revenues for the first quarter of fiscal 2003 decreased 3% to $161.5 million compared to $167.1 million last year. Comparable store sales decreased 11% in the thirteen-week period, while net sales in J. Crew's Direct business decreased 2%. Net loss was $19.6 million compared to a net loss of $12.1 million last year. The 2003 results do not include a tax benefit whereas the 2002 results include a tax benefit of $6.5 million. Earnings before interest, taxes, depreciation and amortization (EBITDA)
(a) were a loss of $2.0 million in the 2003 first quarter compared to a loss of $.5 million last year.

         The results of operations in the 2003 first quarter reflect a decrease in merchandise margins of $11 million from 40.1% in 2002 to 34.6% in 2003, offset by a decrease of $10 million in selling, general and administrative expenses including a decrease in severance of $4 million. The decrease in merchandise margin resulted from higher sales of prior season's merchandise (at discounted prices) in the first quarter of 2003 compared to the first quarter of 2002 and higher markdowns related to the sale of Spring 2003 merchandise. These results reflect management's new strategy of disposing of slow moving merchandise in season and reducing the amount of merchandise held by its Factory division for disposition in future seasons. Inventories at May 3, 2003 were down 30% versus May 4, 2002, despite an additional 11 stores. Comparable store inventories were down 10%. Management expects that this current trend in merchandise margins will continue through the second quarter.

         Selling, general and administrative expenses in the first quarter of 2003, excluding severance costs, were down $6 million from last year. This decrease included $2 million in selling expense attributable to a decrease in the number of catalog pages circulated and $4 million from the cost reduction initiatives adopted in the first quarter of 2002. Severance costs

                                     -more-

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were $.9 million in the 2003 first quarter compared to a pretax charge of $5 million last year for severance costs related to headcount reductions and the departure of a former Chief Executive Officer.

         On May 6, 2003, the Company completed an offer to exchange 16% Senior Discount Contingent Principal Notes due 2008 for its outstanding 13 1/8% Senior Discount Debentures due 2008. Approximately 85% of the aggregate principal amount of outstanding debentures were tendered for exchange. Interest on the new notes will be added to the principal amount of the notes through November 15, 2005. The effect of the Exchange Offer on interest expense in fiscal 2003 will be to increase total interest expense by $3 million but decrease cash interest by $16 million.

         J. Crew Group, Inc. is a leading retailer of men's and women's apparel, shoes and accessories. As of May 3, 2003, the Company operated 154 retail stores, the J. Crew catalog business, jcrew.com, and 42 factory outlet stores.

         (a) EBITDA should not be considered as an alternative to any measure of operating results as promulgated under generally accepted accounting principles, including operating income and net income. The Company uses EBITDA as a supplemental measure of performance because we believe it gives the reader a more complete understanding of our operating results. Other companies may calculate EBITDA differently and therefore, our calculations are not necessarily comparable with similarly titled figures for other companies.

Certain statements herein are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company's current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending or preferences in apparel, the performance of the Company's products within the prevailing retail environment, trade restrictions, political or financial instability in countries where the Company's goods are manufactured, postal rate increases, paper and printing costs, availability of suitable store locations at appropriate terms and other factors which are set forth in the Company's Form 10-K and in all filings with the SEC made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

                               (tables to follow)

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J.Crew Group, Inc.
Summary Income Statement Data

                                                                         Thirteen weeks ended
                                                                   ---------------------------------
                                                                    05/03/2003          05/04/2002
                                                                   -------------       -------------
                                                                            [$ in millions]
Revenues                                                                 $ 161.5             $ 167.1
Gross profit                                                                55.9                67.0
Selling, general and administrative expenses                                64.8                71.0
Severance costs                                                              0.9                 5.0
Interest expense                                                             9.8                 9.6
Loss before income taxes                                                   (19.6)              (18.6)
Net loss                                                                   (19.6)              (12.1)
                                                                   -------------       -------------
Interest                                                                     9.8                 9.6
Depreciation & amortization                                                  7.8                 8.5
Income tax benefit                                                             -                (6.5)
                                                                   =============       =============
EBITDA                                                                   $  (2.0)            $  (0.5)
                                                                   =============       =============

Summary Balance Sheet Data

                                                                                 As of
                                                                   ---------------------------------
Assets                                                              05/03/2003          05/04/2002
------                                                             -------------       -------------
                                                                            [$ in millions]
Cash                                                                     $  19.9             $  15.3
Inventories                                                                100.3               143.4
Property & equipment, net                                                  163.6               188.7
Other                                                                       46.4                57.4
                                                                   -------------       -------------
     Total                                                               $ 330.2             $ 404.8
                                                                   =============       =============

Liabilities and Stockholders' deficit
-------------------------------------

Notes payable - bank                                                     $     -             $  55.0
Accounts payable and other current liabilities                              87.3                98.9
Deferred credits                                                            63.7                67.4
Long term debt (including current portion)                                 326.4               284.0
Redeemable preferred stock                                                 273.7               238.8
Stockholders' deficit                                                     (420.9)             (339.3)
                                                                   -------------       -------------
     Total                                                               $ 330.2             $ 404.8
                                                                   =============       =============